UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2022

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 23, 2022, CMFT Corporate Credit Securities, LLC (the “Borrower”), an indirect wholly owned, bankruptcy-remote subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), Citibank, N.A. (the “Bank”), as administrative agent (the “Administrative Agent”) and as lender, CMFT Securities Investments, LLC, a wholly owned subsidiary of the Company, as equityholder and as collateral manager (in such capacity, the “Collateral Manager”), the Bank (acting through its Agency & Trust division), as both a collateral agent and as a collateral custodian, and Virtus Group, LP, as collateral administrator, entered into Amendment No. 3 to the Credit and Security Agreement (the “Third Amendment”) to amend the revolving credit and security agreement dated December 31, 2019 (the “Credit and Security Agreement”), as previously discussed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on January 7, 2020, and as amended on March 19, 2020 and October 4, 2021 as discussed in a Current Report on Form 8-K filed by the Company with the SEC on March 24, 2020 and October 8, 2021, respectively, to, among other things, modify the interest rate provisions of the existing credit and security agreement to provide that advances may be made based on one-month Term SOFR plus a spread designated by the Buyer. In addition, the Third Amendment expands the Collateral Loan types to include Broadly Syndicated Loans, Middle Market Loans and Private Credit Loans and extends the Reinvestment Period until three years following the date of the Third Amendment.
The Third Amendment includes representations and warranties by the Borrower that, as of the date of the Third Amendment, (i) the events of default contained in the Credit and Security Agreement have not occurred and are not continuing and (ii) the representations and warranties of the Borrower contained in the Credit and Security Agreement are true and correct in all material respects on and as of the date of the Third Amendment (other than any representation and warranty that is made as of a specific date). The Company paid certain customary fees in connection with the Third Amendment. Other than the modified terms described above, the material terms of the Credit and Security Agreement remain unchanged. As of June 23, 2022, the Company had approximately $521.5 million outstanding under the Credit and Security Agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to Credit and Security Agreement, dated June 23, 2022, by and between CMFT Corporate Credit Securities, LLC, as borrower, CMFT Securities Investments, LLC, as collateral manager and equityholder, Citibank, N.A., as administrative agent and as lender, Citibank, N.A. (acting through its Agency & Trust division), as collateral custodian and as collateral agent, and Virtus Group, LP, as collateral administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2022	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)